Exhibit 4.4

ANHEUSER-BUSCH INBEV WORLDWIDE INC.

and

ANHEUSER-BUSCH INBEV SA/NV

and

the SUBSIDIARY GUARANTORS party hereto from time to time

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

Trustee

TWENTY-SECOND SUPPLEMENTAL INDENTURE

Dated as of July •, 2011

To the Indenture, dated as of October 16, 2009,

among Anheuser-Busch InBev Worldwide Inc.,

Anheuser-Busch InBev NV/SA, the Subsidiary Guarantors party thereto from time to time and

The Bank of New York Mellon Trust Company, N.A., Trustee

Floating Rate Notes due •

- ii -

TWENTY-SECOND SUPPLEMENTAL INDENTURE, dated as of July •, 2011 (the “Twenty-Second Supplemental Indenture”), among ANHEUSER-BUSCH INBEV WORLDWIDE INC., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), ANHEUSER-BUSCH INBEV NV/SA, a société anonyme duly organized and existing under the laws of the Kingdom of Belgium (the “Parent Guarantor”), ANHEUSER-BUSCH COMPANIES, INC., a corporation duly organized and existing under the laws of the State of Delaware, BRANDBREW S.A., a public limited liability company organized and existing under Luxembourg law, COBREW NV/SA, a public limited liability company organized and existing under Belgian law (each, a “Subsidiary Guarantor”, and together with the Parent Guarantor, the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) to the Indenture, dated as of October 16, 2009, among the Company, the Guarantors and the Trustee, as amended (the “Indenture”).

RECITALS OF THE COMPANY AND THE GUARANTORS

WHEREAS, the Company, the Guarantors and the Trustee are parties to the Indenture, which provides for the issuance from time to time of unsecured debt securities of the Company;

WHEREAS, Section 901(9) of the Indenture permits supplements thereto without the consent of Holders of Securities to establish the form or terms of Securities of any series as permitted by Sections 201 and 301 of the Indenture;

WHEREAS, Section 901(6) of the Indenture permits supplements thereto without the consent of Holders of Securities to add to, change or eliminate any of the provisions of the Indenture with respect to one or more series of Securities, provided that any such addition, change or elimination shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision;

WHEREAS, as contemplated by Section 301 of the Indenture, the Company intends to issue a new series of Securities to be known as the Company’s “Floating Rate Notes due •” (the “Notes”) under the Indenture;

WHEREAS, the Company and the Guarantors have taken all necessary corporate action to authorize the execution and delivery of this Twenty-Second Supplemental Indenture;

NOW, THEREFORE, THIS TWENTY-SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually agree as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01 Definitions.

Except as otherwise expressly provided or unless the context otherwise requires, all terms used in this Twenty-Second Supplemental Indenture which are defined in the Indenture shall have the meanings ascribed to them by the Indenture. The following terms used in this Twenty-Second Supplemental Indenture have the following respective meanings:

“2010 Senior Facility Agreement” means the USD 13 billion senior facilities agreement, dated as of February 26, 2010, as amended from time to time, for the Parent Guarantor and the Company, arranged by Banc of America Securities Limited, Banco Santander, S.A., Barclays Capital, Deutsche Bank AG, London Branch, Fortis Bank SA/NV, ING Bank N.V., Intesa Sanpaolo S.p.A., J.P. Morgan PLC, Mizuho Corporate Bank, Ltd., The Royal Bank of Scotland plc, Société Générale Corporate & Investment Banking, the corporate and investment banking division of Société Générale, and The Bank of Tokyo-Mitsubishi UFJ, Ltd. as mandated lead arrangers and bookrunners, and Fortis Bank SA/NV, acting as agent and issuing bank.

“3-Month LIBOR” has the meaning specified in Section 2.03.

“Business Day” means a day on which commercial banks and exchange markets are open, or not authorized to close, in the City of New York, London and Brussels.

“Business Day Convention” means that if any Interest Payment Date (other than the Stated Maturity or a date fixed for redemption or payment in connection with an acceleration of the Notes) falls on a day that is not a Business Day, that Interest Payment Date will be postponed to the next succeeding Business Day unless that Business Day is in the next succeeding calendar month, in which case the Interest Payment Date will be the immediately preceding Business Day.

“Calculation Agent” means The Bank of New York Mellon Trust Company, N.A.

“Change in Tax Law” has the meaning set forth in Section 2.05(a).

“Company” has the meaning set forth in the first paragraph of this Twenty-Second Supplemental Indenture.

“Date of the Prospectus Supplement” means July •, 2011 which is the date of the final Prospectus Supplement prepared in connection with the issuance of the Notes and filed with the Securities and Exchange Commission.

“Depositary” means The Depository Trust Company, or any successor thereto.

“Fifth Supplemental Indenture” means the Fifth Supplemental Indenture, dated as of November 27, 2009, among the Company, the Guarantors and the Trustee.

“Global Security” has the meaning set forth in Section 2.01(d).

“Guarantors” has the meaning set forth in the first paragraph of this Twenty-Second Supplemental Indenture.

“Indenture” has the meaning set forth in the first paragraph of this Twenty-Second Supplemental Indenture.

“Interest Determination Date” means, for each particular Interest Reset Date (as defined below), the second London Business Day (as defined below) preceding such Interest Reset Date.

“Interest Payment Date” has the meaning specified in Section 2.03.

“Interest Period” means the period beginning on, and including, an Interest Payment Date and ending on, but not including, the following Interest Payment Date; provided that the first Interest Period will begin on July •, 2011, and will end on, but not include, the first Interest Payment Date.

“Interest Reset Date” means, for each Interest Period other than the first Interest Period, the first day of such Interest Period, subject to the Business Day Convention.

“London Business Day” means any week day on which banking or trust institutions in London are not authorized generally or obligated by law, regulation or executive order to close.

“Notes” has the meaning set forth in the Recitals.

“Parent Guarantor” has the meaning set forth in the first paragraph of this Twenty-Second Supplemental Indenture.

“Regular Record Date” means •, •, •, • (whether or not a Business Day).

“Spread” has the meaning specified in Section 2.03.

“Stated Maturity” has the meaning specified in Section 2.01(f).

“Twenty-Second Supplemental Indenture” has the meaning set forth in the Recitals.

“Trustee” has the meaning set forth in the first paragraph of this Twenty-Second Supplemental Indenture.

SECTION 1.02 Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 1.03 Separability Clause.

In case any provision in this Twenty-Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.04 Benefits of Instrument.

Nothing in this Twenty-Second Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Twenty-Second Supplemental Indenture or the Indenture.

ARTICLE II

FLOATING RATE NOTES DUE •

SECTION 2.01 Creation of Series; Establishment of Form.

(a) There is hereby established a new series of Securities under the Indenture entitled “Floating Rate Notes due •”.

(b) The form of the Notes, including the form of the certificate of authentication, is attached hereto as Exhibit A.

(c) The Company shall issue the Notes in an aggregate principal amount of USD •. The Company may from time to time, without the consent of the Holders of the Notes, issue additional Notes in accordance with Sections 301 and 901 of the Indenture. Any such additional Notes subsequently issued shall rank equally and ratably with the Notes in all respects (except for the payment of interest accruing prior to the issue date of such further Notes or except for the first payment of interest following the issue date of such further Notes), so that such further Notes shall be consolidated and form a single series with the Notes and shall have the same terms as to status, redemption or otherwise as the Notes.

(d) The Notes shall be issued initially in the form of one or more permanent global securities, without coupons, registered in the name of the Depositary or a nominee of the Depositary (each, a “Global Security”) and deposited with the Trustee, as custodian for the Depositary. Any proposed transfer of an interest in the Notes shall consist of a transfer in a Global Security and shall be effected through the book-entry system maintained by the Depositary.

(e) The Notes shall not have a sinking fund.

(f) The stated maturity of the principal of the Notes shall be •, • (the “Stated Maturity”).

(g) The outstanding principal amount of the Notes shall accrue interest at a rate equal to 3-Month LIBOR, reset quarterly, plus the Spread, as provided in Section 2.03.

(h) The Notes shall be issued in denominations of USD 1,000 in principal amount and integral multiples of USD 1,000 in excess thereof.

(i) The Notes shall be subject to both Defeasance and Covenant Defeasance in accordance with the Indenture.

(j) The Notes shall be senior unsecured obligations of the Company and will rank equally with all other existing and future unsecured and unsubordinated debt obligations of the Company.

SECTION 2.02 Guarantee. Subject to the terms and applicable limitations set forth in the Indenture and the form of Notes, the Notes shall be jointly and severally, irrevocably, fully and unconditionally guaranteed by the Guarantors as to all payments due on the Notes whether at their Stated Maturity, by acceleration, redemption, repayment or otherwise in accordance with the terms of such Guarantees and the Indenture. In the case of the failure of the Company to pay punctually any principal, premium or interest on the Notes, the Guarantors shall cause any such payment to be made as it becomes due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise. The Guarantees shall be unsecured and unsubordinated indebtedness of the Guarantors and rank equally with other unsecured and unsubordinated indebtedness of the Guarantors that is currently outstanding or that they may issue in the future.

SECTION 2.03 Interest. The Notes shall bear interest at a floating rate per year equal to the 3-Month U.S. dollar London Interbank Offered Rate (“3-Month LIBOR”), reset quarterly, plus •% (the “Spread”), as described below. Interest will accrue from July •, 2011 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be. Interest is payable quarterly, in arrears, on January •, April •, July •, and October • of each year, subject to the Business Day Convention (each, an “Interest Payment Date”), commencing on •, 2011 to the Person in whose name the Notes were registered at the close of business on the Regular Record Date immediately preceding the applicable Interest Payment Date, whether or not such day is a Business Day, until the principal thereof is paid or made available for payment.

If the date of maturity of principal of the Notes or the date fixed for redemption or payment in connection with an acceleration of any Note is not a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption or payment in connection with acceleration, and no interest shall accrue as a result of the delayed payment.

The interest rate on the Notes for the first Interest Period will be 3-Month LIBOR, as determined on July •, 2011 (treating July •, 2011 as if it were an Interest Determination Date and July •, 2011 as the related Interest Reset Date), plus the Spread. Thereafter, the interest rate on the Notes for any Interest Period will be 3-Month LIBOR, as determined on the applicable Interest Determination Date, plus the Spread. The interest rate on the Notes will be reset quarterly on each Interest Reset Date. For each Interest Period, interest on the Notes will be calculated on the basis of the actual number of days in the Interest Period divided by 360.

The Calculation Agent will determine 3-Month LIBOR in accordance with the following provisions: With respect to any Interest Determination Date, 3-Month LIBOR will be the rate for deposits in U.S. dollars having a maturity of three months commencing on the related Interest Reset Date that appears on the designated LIBOR page as of 11:00 a.m., London time, on that Interest Determination Date. If no rate appears, 3-Month LIBOR, in respect of that Interest Determination Date, will be determined as follows: the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent (after consultation with the Company), to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars for the period of three months, commencing on the Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, then 3-Month LIBOR on that Interest Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, then 3-Month LIBOR on the Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on the Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent (after consultation with the Company) for loans in U.S. dollars to leading European banks, having a three-month maturity and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time; provided, however, that if the banks selected by the Calculation Agent are not providing quotations in the manner described by this sentence, 3-Month LIBOR determined as of that Interest Determination Date will be 3-Month LIBOR in effect on that Interest Determination Date. The designated LIBOR page is the Reuters screen “LIBOR01”, or any successor service for the purpose of displaying the London interbank rates of major banks for U.S. dollars. The Reuters screen “LIBOR01” is the display designated as the Reuters screen “LIBOR01”, or such other page as may replace the Reuters screen “LIBOR01” on that service or such other service or services as may be denominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits.

All calculations made by the Calculation Agent for the purposes of calculating the interest rate on the Notes shall be conclusive and binding on the Holders, the Company and the Trustee, absent manifest error.

SECTION 2.04 Payment of Principal, Interest and Other Amounts. Payments of principal of, premium, if any, and interest on the Notes shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts and such payments on Notes represented by a Global Security shall be made through one or more Paying Agents appointed under the Indenture to the Depositary or its nominee, as the Holder of the Global Security. Initially, the Paying Agent and Registrar for the Notes will be The Bank of New York Mellon Trust Company, N.A., in St. Louis, Missouri. The Company may change the Paying Agent or Registrar without prior notice to the Holders of the Notes, and in such an event the Company may act as Paying Agent or Registrar. Payments of principal of, premium, if any, and interest on the Notes represented by a Global Security shall be made by wire transfer of immediately available funds; provided, however, that in the case of payments of principal and premium, if any, such Global Security is first surrendered to the Paying Agent.

SECTION 2.05 Optional Tax Redemption.

(a) The Company may, at the Company’s or the Parent Guarantor’s option, redeem the Notes in whole but not in part, upon not less than thirty (30) nor more than sixty (60) days’ prior notice, at a redemption price equal to 100% of the principal amount of the Notes then outstanding plus accrued and unpaid interest on the principal amount being redeemed (and all Additional Amounts, if any) to (but excluding) the Redemption Date, if (i) as a result of any change in, or amendment to, the laws, treaties, regulations or rulings of a jurisdiction in which the Company or any Guarantor is incorporated, organized, or otherwise tax resident or any political subdivision or any authority thereof or therein having power to tax, or in the interpretation, application or administration of any such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) which becomes effective on or after the Date of the Prospectus Supplement (any such change or amendment, a “Change in Tax Law”), the Company or, if a payment were then due under a Guarantee, the relevant Guarantor, would be required to pay Additional Amounts and (ii) such obligation cannot be avoided by the Company or the relevant Guarantor taking reasonable measures available to it; provided, however, that the Notes may not be redeemed to the extent such Additional Amounts arise solely as a result of the Company assigning its obligations under the Notes to a Substitute Company (as defined in Section 801 of the Indenture), unless such assignment to a Substitute Company is undertaken as part of a plan of merger by the Parent Guarantor.

(b) Prior to the mailing of any notice of redemption pursuant to this Section 2.05, the Company or the relevant Guarantor will deliver to the Trustee an opinion of independent tax counsel of recognized standing to the effect that the Company or the relevant Guarantor is or would be obligated to pay such Additional Amounts as a result in such Change in Tax Law.

(c) No notice of redemption pursuant to this Section 2.05 may be given earlier than ninety (90) days prior to the earliest date on which the Company or the relevant Guarantor would be obligated to pay Additional Amounts if a payment in respect of the Notes were then due.

SECTION 2.06 Additional Covenant. Solely with respect to the Guarantees of the Notes by the Subsidiary Guarantors, clause (i) of Section 208 of the Indenture shall be deemed to read in its entirety as follows:

“(i) at substantially the same time as its Guarantee of the Securities is terminated, the relevant Guarantor is, or has been, released from its guarantee of the Senior Facility Agreement and the 2010 Senior Facility Agreement, or is no longer a guarantor under either the Senior Facility Agreement or the 2010 Senior Facility Agreement and”

ARTICLE III

MISCELLANEOUS PROVISIONS

SECTION 3.01 Effectiveness. This Twenty-Second Supplemental Indenture will become effective upon its execution and delivery.

SECTION 3.02 Original Issue. The Notes may, upon execution of this Twenty-Second Supplemental Indenture, be executed by the Company and delivered by the Company and the Parent Guarantor to the Trustee for authentication, and the Trustee shall, upon Company order, authenticate and deliver such Notes as in such Company order provided.

SECTION 3.03 Ratification and Integral Part. The Indenture as supplemented by this Twenty-Second Supplemental Indenture, is in all respects ratified and confirmed, and this Twenty-Second Supplemental Indenture will be deemed an integral part of the Indenture in the manner and to the extent herein and therein provided.

SECTION 3.04 Priority. This Twenty-Second Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. The provisions of this Twenty-Second Supplemental Indenture shall, subject to the terms hereof, supersede the provisions of the Indenture to the extent the Indenture is inconsistent herewith.

SECTION 3.05 Successors and Assigns. All covenants and agreements in the Indenture, as supplemented and amended by this Twenty-Second Supplemental Indenture, by the Company and the Guarantors will bind their respective successors and assigns, whether so expressed or not.

SECTION 3.06 Counterparts. This Twenty-Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 3.07 Guarantee Limitations. The limitations applicable to the Guarantees, as set forth in Section 209 of the Indenture and as amended by Section 2.01 of the Fifth Supplemental Indenture, will apply to the Guarantees issued hereunder, provided that any further limitations, or any amendments or modifications to such Guarantees or limitations thereon, shall be set forth in an additional supplemental indenture, in each case in accordance with the Indenture.

SECTION 3.08 The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Twenty-Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company and the Guarantors.

SECTION 3.09 Governing Law. This Twenty-Second Supplemental Indenture and the Notes and Guarantees will be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Twenty-Second Supplemental Indenture to be duly executed, all as of the day and year first above written.

ANHEUSER-BUSCH INBEV WORLDWIDE INC. as Company

By:
	Name:	Scott Gray
	Title:	Authorized Officer

ANHEUSER-BUSCH INBEV NV/SA as Parent Guarantor

By:
	Name:	Scott Gray
	Title:	Authorized Officer

By:
	Name:	Christina Frank
	Title:	Authorized Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

ANHEUSER-BUSCH COMPANIES, INC. As Subsidiary Guarantor

By:
	Name:	Scott Gray
	Title:	Authorized Officer

BRANDBREW S.A.

a société anonyme with its registered address

at 5, Parc d’Activité Syrdall, L-5365

Luxembourg and registered with the

Luxembourg register of commerce and

companies under number B-75696,

as Subsidiary Guarantor

By:
	Name:	Scott Gray
	Title:	Authorized Officer

COBREW NV/SA as Subsidiary Guarantor

By:
	Name:	Scott Gray
	Title:	Authorized Officer

Exhibit A

FORM OF NOTES

FACE OF SECURITY

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ANHEUSER-BUSCH INBEV WORLDWIDE INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Exhibit A

Anheuser-Busch InBev Worldwide Inc.

Floating Rate Note due •

Payment of Principal, Premium, if any,

and Interest Irrevocably, Fully and Unconditionally Guaranteed by

Anheuser-Busch InBev NV/SA, Anheuser-Busch Companies, Inc., BrandBrew S.A. and

Cobrew NV/SA

No.	USD

CUSIP No. •	ISIN: •

Anheuser-Busch InBev Worldwide Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or its registered assigns, on • (the “Maturity Date”), the principal sum of USD •, and to pay interest thereon from July •, 2011 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly, in arrears, on January •, April •, July •, and October •, subject to the Business Day Convention, in each year, commencing on October •, 2011, at a floating rate equal to 3-Month LIBOR, reset quarterly, plus •%, per annum, as described below, until the principal hereof is paid or made available for payment.

The interest rate on the Notes for the first Interest Period will be 3-Month LIBOR, as determined on July •, 2011 (treating July •, 2011 as if it were an Interest Determination Date and the related Interest Reset Date), plus the Spread. Thereafter, the interest rate on the Notes for any Interest Period will be 3-Month LIBOR, as determined on the applicable Interest Determination Date, plus the Spread. The interest rate on the Notes will be reset quarterly on each Interest Reset Date. For each Interest Period, interest on the Notes will be calculated on the basis of the actual number of days in the Interest Period divided by 360.

The Calculation Agent will determine 3-Month LIBOR in accordance with the following provisions: With respect to any Interest Determination Date, 3-Month LIBOR will be the rate for deposits in U.S. dollars having a maturity of three months commencing on the related Interest Reset Date that appears on the designated LIBOR page as of 11:00 a.m., London time, on that Interest Determination Date. If no rate appears, 3-Month LIBOR, in respect of that Interest Determination Date, will be determined as follows: the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent (after consultation with the Company), to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars for the period of three months, commencing on the Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date

Exhibit A

and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, then 3-Month LIBOR on that Interest Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, then 3-Month LIBOR on the Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on the Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent (after consultation with the Company) for loans in U.S. dollars to leading European banks, having a three-month maturity and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time; provided, however, that if the banks selected by the Calculation Agent are not providing quotations in the manner described by this sentence, 3-Month LIBOR determined as of that Interest Determination Date will be 3-Month LIBOR in effect on that Interest Determination Date. The designated LIBOR page is the Reuters screen “LIBOR01”, or any successor service for the purpose of displaying the London interbank rates of major banks for U.S. dollars. The Reuters screen “LIBOR01” is the display designated as the Reuters screen “LIBOR01”, or such other page as may replace the Reuters screen “LIBOR01” on that service or such other service or services as may be denominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits.

All calculations made by the Calculation Agent for the purposes of calculating the interest rate on the Notes shall be conclusive and binding on the Holders, the Company and the Trustee, absent manifest error.

The interest so payable, and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on Regular Record Date for such interest, which shall be the • and • (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Subject to the terms of the Indenture, this Security is fully and unconditionally guaranteed as to all payments due hereon whether at the Stated Maturity, by acceleration, redemption, repayment or otherwise in accordance with the terms of the Guarantees and the Indenture.

Exhibit A

Payments of principal of, premium, if any, and interest on the Notes shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts and such payments on Notes represented by a Global Security shall be made through one or more Paying Agents appointed under the Indenture to the Depositary or its nominee, as the Holder of this Security. Initially, the Paying Agent and Registrar for the Securities will be The Bank of New York Mellon Trust Company, N.A., St. Louis, Missouri. The Company may change the Paying Agent or Registrar without prior notice to the Holders, and in such an event the Company may act as Paying Agent or Registrar. Payments of principal, premium, if any, and interest on the Securities represented by this Security shall be made by wire transfer of immediately available funds; provided, however, that in the case of payments of principal and premium, if any, such Global Security is first surrendered to the Paying Agent.

Notwithstanding any provision of this Security or the Indenture, the Company may make any and all payments of principal, premium (if any) and interest on this Security pursuant to the applicable procedures of the Depositary for this Security as permitted in the Indenture.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Exhibit A

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

ANHEUSER-BUSCH INBEV WORLDWIDE INC.

By
Name:
Title:

Attest:

CERTIFICATE OF AUTHENTICATION

This Security is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By
Authorized Signatory

Exhibit A

REVERSE OF SECURITY

1.	Securities and Indenture

This Security is one of a duly authorized issue of securities of the Company (payable in U.S. dollars) (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of October 16, 2009 (the “Base Indenture”), as supplemented by the Twenty-Second Supplemental Indenture, dated as of July •, 2011 (the “Twenty-Second Supplemental Indenture” and together with the Base Indenture, the “Indenture”), in each case among the Company, Anheuser-Busch InBev NV/SA, as Parent Guarantor, the Subsidiary Guarantors party thereto from time to time and The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Base Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

2.	Series and Denomination

This Security is one of the series designated on the face hereof, initially limited to an aggregate principal amount of USD •, except as provided in the Indenture. References herein to “this series” mean the series of securities designated on the face hereof. Except as provided in the preceding paragraph, references herein to the “Securities” means (unless the context otherwise requires) the Securities of this series and includes any other securities issued, as provided in the Indenture and forming a single series with the Securities of this series.

The Securities are issuable only in registered form without coupons in denominations of USD 1,000 in principal amount and integral multiples of USD 1,000 in excess thereof.

3.	Optional Tax Redemption

The Company may, at the Company’s or the Parent Guarantor’s option, redeem the Securities in whole, but not in part, upon not less than thirty (30) nor more than sixty (60) days’ prior notice, at a redemption price equal to 100% of the principal amount of the Securities then outstanding plus accrued and unpaid interest on the principal amount being redeemed (and all Additional Amounts, if any) to (but excluding) the Redemption Date, if (i) as a result of any change in, or amendment to, the laws, treaties, regulations or rulings of a jurisdiction in which the Company or any Guarantor is incorporated, organized, or otherwise tax resident or any political subdivision or any authority thereof or therein having power to tax, or in the interpretation, application or administration of any such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) which becomes effective on or after the Date of the Prospectus Supplement (any such change or amendment, a “Change in Tax Law”), the

Exhibit A

Company or, if a payment were then due under a Guarantee, the relevant Guarantor, would be required to pay Additional Amounts and (ii) such obligation cannot be avoided by the Company or the relevant Guarantor taking reasonable measures available to it; provided, however, that the Securities may not be redeemed to the extent such Additional Amounts arise solely as a result of the Company assigning its obligations under the Securities to a Substitute Company, unless such assignment to a Substitute Company is undertaken as part of a plan of merger by the Parent Guarantor.

Prior to the mailing of any notice of redemption pursuant to this Section, the Company or the relevant Guarantor will deliver to the Trustee an opinion of independent tax counsel of recognized standing to the effect that the Company or the relevant Guarantor is or would be obligated to pay such Additional Amounts as a result in such Change in Tax Law.

No notice of redemption pursuant to this Section may be given earlier that ninety (90) days prior to the earliest date on which the Company or the relevant Guarantor would be obligated to pay Additional Amounts if a payment in respect of the Securities were then due.

4.	Additional Amounts

In the event that any Guarantor becomes obligated to make payments in respect of the Securities, such Guarantor will make all payments in respect of the Securities without withholding or deduction for or on account of any present or future taxes or duties of whatever nature imposed or levied by way of withholding or deduction at source by or on behalf of any jurisdiction in which such Guarantor is incorporated, organized, or otherwise tax resident or any political subdivision or any authority thereof or therein having power to tax (the “Relevant Taxing Jurisdiction”) unless such withholding or deduction is required by law. In such event, such Guarantor will pay to the Holders such additional amounts (the “Additional Amounts”) as shall be necessary in order that the net amounts received by the Holders, after such withholding or deduction, shall equal the respective amounts of principal and interest which would otherwise have been receivable in the absence of such withholding or deduction; except that no such Additional Amounts shall be payable on account of any taxes or duties which:

(a) are payable by any person acting as custodian bank or collecting agent on behalf of a Holder, or otherwise in any manner which does not constitute a deduction or withholding by such Guarantor from payment of principal or interest made by it, or

(b) are payable by reason of the Holder or beneficial owner having, or having had, some personal or business connection with such Relevant Taxing Jurisdiction and not merely by reason of the fact that payments in respect of the Securities or the Guarantees are, or for purposes of taxation are deemed to be, derived from sources in, or are secured in the Relevant Taxing Jurisdiction, or

Exhibit A

(c) are imposed or withheld by reason of the failure of the Holder or beneficial owner to provide certification, information, documents or other evidence concerning the nationality, residence, or identity of the Holder and beneficial owner or to make any valid or timely declaration or similar claim or satisfy any other reporting requirements relating to such matters, whether required or imposed by statute, treaty, regulation or administrative practice, as a precondition to exemption from, or a reduction in the rate of withholding or deduction of such taxes, or

(d) consist of any estate, inheritance, gift, sales, excise, transfer, personal property or similar taxes, or

(e) are imposed on or with respect to any payment by the applicable Guarantor to the registered Holder if such Holder is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent that taxes would not have been imposed on such payment had such registered Holder been the sole beneficial owner of this Security, or

(f) are deducted or withheld pursuant to (i) any European Union directive or regulation concerning the taxation of interest income, or (ii) any international treaty or understanding relating to such taxation and to which the Relevant Taxing Jurisdiction or the European Union is a party, or (iii) any provision of law implementing, or complying with, or introduced to conform with, such directive, regulation, treaty or understanding, or

(g) are payable by reason of a change in law or practice that becomes effective more than 30 days after the relevant payment of principal or interest becomes due, or is duly provided for and written notice thereof is provided to the Holders, whichever occurs later, or

(h) are payable because any Security was presented to a particular paying agent for payment if the Security could have been presented to another paying agent without any such withholding or deduction, or

(i) are payable for any combination of (a) through (h) above.

References to principal or interest in respect of the Securities shall be deemed to include any Additional Amounts which may be payable as set forth in the Indenture.

The covenant regarding Additional Amounts shall not apply to any Guarantor at any time when such Guarantor is incorporated in a jurisdiction in the United States, and will apply to the Company any time it is incorporated in a jurisdiction outside of the United States.

Exhibit A

5.	Transfer and Exchange

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Guarantors, the Trustee and any agent of the Company, the Guarantors or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Guarantors, the Trustee nor any such agent shall be affected by notice to the contrary.

6.	Limitation on Suits

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity and/or security, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity and/or security. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

Exhibit A

7.	Amendment, Modification and Waiver

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company or the Guarantors and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding (irrespective of series) that are to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company and the Guarantors with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

8.	Defeasance

The Indenture contains provisions for defeasance at any time of certain restrictive covenants and Events of Default with respect to this Security upon compliance with certain conditions set forth in the Indenture.

9.	Governing Law

This Security shall be governed by and construed in accordance with the laws of the State of New York.

10.	Defined Terms

All terms used in this Security which are defined in the Base Indenture or the Twenty-Second Supplemental Indenture, shall have the meanings assigned to them in the Base Indenture or the Twenty-Second Supplemental Indenture.

Exhibit B

FORM OF GUARANTEE

For value received, the undersigned (herein called the “Guarantors”, and each, a “Guarantor” which terms include any successor Person or Persons under the Indenture referred to in the Security upon which this Guarantee is endorsed), hereby jointly and severally, irrevocably, fully and unconditionally guarantee to each Holder of this Security, which has been authenticated and delivered by the Trustee, the due and punctual payment of the principal of (including any amount in respect of original issue discount), and any premium and interest (together with any Additional Amounts payable pursuant to the terms of this Security), on this Security and the due and punctual payment of the sinking fund payments, if any, and analogous obligations, if any, provided for pursuant to the terms of this Security, when and as the same shall become due and payable, whether at Stated Maturity or upon redemption or upon declaration of acceleration or otherwise according to the terms of this Security and of the Indenture. In case of default by the Company in the payment of any such principal (including any amount in respect of original issue discount), interest (together with any Additional Amounts payable pursuant to the terms of this Security), sinking fund payment, or analogous obligation, each Guarantor agrees duly and punctually to pay the same. Each Guarantor hereby agrees that its obligations hereunder shall rank pari passu with all other unsecured and unsubordinated obligations of such Guarantor, shall be as principal and not merely as surety, and shall be absolute and unconditional irrespective of any extension of the time for payment of this Security, any modification of this Security, any invalidity, irregularity or unenforceability of this Security or the Indenture, any failure to enforce the same or any waiver, modification, consent or indulgence granted to the Company with respect thereto by the Holder of this Security or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a demand or proceeding first against the Company, protest or notice with respect to this Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to this Security except by payment in full of the principal of (including any amount payable in respect of original issue discount), and any premium and interest (together with any Additional Amounts payable pursuant to the terms of this Security), thereon.

Each Guarantor irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder (i) to be subrogated to the rights of a Holder against the Company with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by the Company in respect thereof or (ii) to receive any payment, in the nature of contribution or for any other reason, from any other obligor with respect to such payment.

This Guarantee shall not be valid or become obligatory for any purpose with respect to this Security until the certificate of authentication on this Security shall have been signed by the Trustee.

B-1

Exhibit B

All terms used in this Guarantee which are not defined herein shall have the meaning assigned to them in the Security upon which this Guarantee is endorsed.

This Guarantee is subject to the release upon the terms set forth in the Indenture.

This Guarantee is subject to certain limitations and waivers set forth in the Indenture, as it may be supplemented from time to time.

This Guarantee is governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee to be signed by facsimile by its duly authorized officer or representative and, if required by applicable law, has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

ANHEUSER-BUSCH INBEV NV/SA
as Parent Guarantor

By:
Name:
	Title:	Authorized Officer

By:
Name:
	Title:	Authorized Officer

ANHEUSER-BUSCH COMPANIES, INC.
As Subsidiary Guarantor

By:
Name:
	Title:	Authorized Officer

B-2

Exhibit B

BRANDBREW S.A.
a société anonyme with its registered address at 5, Parc d’Activité Syrdall, L-5365 Luxembourg and registered with the Luxembourg register of commerce and companies under number B-75696, as Subsidiary Guarantor

By:
Name:
	Title:	Authorized Officer

COBREW NV/SA
as Subsidiary Guarantor

By:
Name:
	Title:	Authorized Officer

B-3